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EXHIBIT 99.1

FOR IMMEDIATE RELEASE                 NEWS RELEASE
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                                 CONTACTS:    Peter C. Haines
                                              President and CEO
                                              508-533-4300
                                              www.cybexintl.com

                       CYBEX INTERNATIONAL, INC. ANNOUNCES
                        RESIGNATION OF WILLIAM S. HURLEY
             -- RESIGNATION TO BE EFFECTIVE AS OF OCTOBER 4, 1999--

     Medway, MA, August 24, 1999 -- Cybex International, Inc. (AMEX: CYB), a leading strength and cardiovascular equipment company, today announced that William S. Hurley has resigned as Vice President and Chief Financial Officer of the Company effective October 4, 1999. The Company is in the process of recruiting a permanent replacement.

     Peter Haines, President and Chief Executive Officer, said, "Bill has played an integral role in the integration of Cybex and Trotter Inc., and the subsequent acquisition of Tectrix, as well as in building a solid financial platform on which we can invest in future growth. We are grateful for Bill's contributions to the Company and we wish him well in his future endeavors. At the same time, we have a very talented team in place, and have every confidence in our ability to execute the financial and strategic initiatives of the Company."

      Cybex International, Inc. is a strength and cardiovascular fitness equipment company which develops, manufactures and markets premium performance, professional quality, human performance products for the commercial and consumer markets.

This news release may contain forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made above. These include, but are not limited to, competitive factors, technological and product developments, market demand, and uncertainties relating to the consolidation of the merged and acquired companies' businesses. Further information on these and other factors which could affect the Company's financial results can be found in the Company's previously filed Reports on Form 10-K for the year ended December 31, 1998, its Form 10-Q for the period ending June 26, 1999 which was filed on August 10, 1999, and its proxy statement dated April 16, 1999.


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